WELLS FARGO
                          RENEWAL NOTICE

P.O. Box 1060
San Jose, CA 95108

September 8, 1997

Armanino Foods
of Distinction, Inc.
30588 San Antonio Street
Hayward, CA 94544-7102

RE:  Renewal of Business PrimeLine
     Application # 04285351

     Customer # 0335257639

Dear Armanino Foods:

Wells Fargo Bank is pleased to inform you that your Business PrimeLine #0335257639, in the amount of $500,000.00, was renewed on September 8, 1997. The new maturity date is September 10, 1998.

Your PrimeLine remains subject to all terms and conditions of the Business Loan Agreement, as modified by this Renewal Notice. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 0.75% over the Index.

A non-refundable renewal fee of $1,500.00 will be charged to your account #0295087449.

If you have any questions, please do not hesitate to call us at our toll free number 1-800-372-8242 press 1, press 3. We appreciate your business and look forward to continuing to serve as your business bank.

Sincerely,

/s/ Liela Alemania
Liela Alemania
Documentation Representative